As filed with the U.S. Securities and Exchange Commission on May 9, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Twilio Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2574840
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

375 Beale Street, Suite 300

San Francisco, California 94105

(Address of Registrant’s Principal Executive Offices)

2016 Stock Option and Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of the plan)

Jeff Lawson

Chief Executive Officer

Twilio Inc.

375 Beale Street, Suite 300

San Francisco, California 94105

(415) 390-2337

(Name, address and telephone number of agent for service)

Copies to:

Anthony J. McCusker, Esq.	Karyn Smith, Esq.
Richard A. Kline	General Counsel
Goodwin Procter LLP	Twilio Inc.
601 Marshall Street	375 Beale Street, Suite 300
Redwood City, California 94063	San Francisco, California 94105
(650) 752-3100	(415) 390-2337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share:
—2016 Stock Option and Incentive Plan	9,060,917	(2)	$42.64	(4)	$386,357,500.88	$48,101.51
—2016 Employee Stock Purchase Plan	1,812,183	(3)	$36.24	(5)	$65,673,511.92	$8,176.35
TOTAL:	10,873,100				$452,031,012.80	$56,277.86

(1)    Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock (“Class A Common Stock”) that become issuable under the Registrant’s 2016 Stock Option and Incentive Plan (“2016 Plan”) and the Registrant’s 2016 Employee Stock Purchase Plan (“2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)    Represents automatic increases on January 1, 2017 and January 1, 2018 to the number of shares available for issuance under the 2016 Plan in accordance with the automatic annual increase provisions of the 2016 Plan.

(3)    Represents automatic increases on January 1, 2017 and January 1, 2018 to the number of shares available for issuance under the 2016 ESPP in accordance with the automatic annual increase provisions of the 2016 ESPP.

(4)    Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $42.64 per share, which is the average of the high and low prices of Class A common stock, as reported on the New York Stock Exchange on May 3, 2018.

(5)    Estimated in accordance with Rule 457(c)  and (h) solely for the purpose of calculating the registration fee on the basis of 85% of $42.64 per share, which is the average of the high and low prices of Class A common stock, as reported on the New York Stock Exchange on May 3, 2018. Pursuant to the 2016 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Twilio Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 9,060,917 shares of the Registrant’s Class A common stock for issuance under the Registrant’s 2016 Stock Option and Incentive Plan (the “2016 Plan”) and an additional 1,812,183 shares of the Registrant’s Class A common stock for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”), pursuant to the provisions of the 2016 Plan and the 2016 ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under these respective plans. With respect to the shares of Class A common stock issuable under the 2016 Plan and the 2016 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 23, 2016 (File No. 333-212191) to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 has been omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 1, 2018;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)                                  The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37806) filed with the Commission on June 17, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.         Exhibits.

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Class A common stock certificate of the Registrant	S-1	333-211634	4.1	May 26, 2016

4.2	2016 Stock Option and Incentive Plan, and forms of award agreements thereunder	S-1	333-211634	10.3	May 26, 2016

4.3	2016 Employee Stock Purchase Plan	S-1	333-211634	10.8	May 26, 2016

5.1	Opinion of Goodwin Procter LLP				Filed herewith

23.1	Consent of KPMG LLP, independent registered public accounting firm				Filed herewith

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)				Filed herewith

24.1	Power of Attorney (included on the signature page hereto)				Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on May 9, 2018.

TWILIO INC.

By:	/s/ Jeff Lawson
Jeff Lawson
Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Lawson and Lee Kirkpatrick, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Twilio Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Lawson	Chief Executive Officer and Chairman (Principal Executive Officer)	May 9, 2018
Jeff Lawson

/s/ Lee Kirkpatrick	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2018
Lee Kirkpatrick

/s/ Richard Dalzell	Director	May 9, 2018
Richard Dalzell

/s/ Byron Deeter	Director	May 9, 2018
Byron Deeter

/s/ Elena Donio	Director	May 9, 2018
Elena Donio

/s/ Jeffrey Epstein	Director	May 9, 2018
Jeffrey Epstein

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/s/ James McGeever	Director	May 9, 2018
James McGeever

/s/ Erika Rottenberg	Director	May 9, 2018
Erika Rottenberg

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